Exhibit 1.A.(5)(g)


                          VARIABLE ACCUMULATION DESIGN
                               POLICY ILLUSTRATION
                                Variable Account

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING VARIABLE INVESTMENT OPTIONS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE CURRENT POLICY COSTS CONTINUE. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 Standard No Tobacco
2nd Client

   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000                Death Benefit Guarantee (DBG)
Initial Death Benefit Option: A (Level)                       to end of year: 34
Annual Premium: $4,689.79                         Initial Minimum Annual Premium
                                                              for DBG: $4,689.79

                               ---------------------------------CURRENT POLICY COSTS-------------------------------
                                   0.00% GROSS HYPOTHETICAL RETURN             12.00% GROSS HYPOTHETICAL RETURN
                                (-1.72% NET YRS 1-10, -1.07% YRS 11+)        (10.28% NET YRS 1-10, 10.93% YRS 11+)
                               ------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
  1   56   56       4,690         3,738             0         250,000           4,223            0        250,000
  2   57   57       4,690         7,390           177         250,000           8,853        1,641        250,000
  3   58   58       4,690        10,957         3,745         250,000          13,932        6,719        250,000
  4   59   59       4,690        14,440         7,228         250,000          19,503       12,291        250,000
  5   60   60       4,690        17,838        10,626         250,000          25,616       18,404        250,000
                  -------
                   23,449

  6   61   61       4,690        21,150        14,659         250,000          32,325       25,834        250,000
  7   62   62       4,690        24,371        18,601         250,000          39,685       33,915        250,000
  8   63   63       4,690        27,494        22,446         250,000          47,756       42,707        250,000
  9   64   64       4,690        30,513        26,186         250,000          56,607       52,279        250,000
 10   65   65       4,690        33,420        29,814         250,000          66,311       62,705        250,000
                  -------
                   46,898

 11   66   66       4,690        36,525        33,640         250,000          77,556       74,671        250,000
 12   67   67       4,690        39,500        37,336         250,000          89,967       87,803        250,000
 13   68   68       4,690        42,339        40,896         250,000         103,679      102,236        250,000
 14   69   69       4,690        45,029        44,308         250,000         118,841      118,120        250,000
 15   70   70       4,690        47,556        47,556         250,000         135,627      135,627        250,000
                  -------
                   70,347

                               ---------------------------------CURRENT POLICY COSTS-------------------------------
                                   0.00% GROSS HYPOTHETICAL RETURN             12.00% GROSS HYPOTHETICAL RETURN
                                (-1.72% NET YRS 1-10, -1.07% YRS 11+)        (10.28% NET YRS 1-10, 10.93% YRS 11+)
                               ------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
 16   71   71       4,690        49,908        49,908         250,000         154,237      154,237        250,000
 17   72   72       4,690        52,059        52,059         250,000         174,900      174,900        250,000
 18   73   73       4,690        54,000        54,000         250,000         197,889      197,889        250,000
 19   74   74       4,690        55,692        55,692         250,000         223,518      223,518        250,000
 20   75   75       4,690        57,105        57,105         250,000         252,100      252,100        269,748
                  -------
                   93,796

 21   76   76       4,690        60,070        60,070         250,000         284,430      284,430        298,652
 22   77   77       4,690        62,841        62,841         250,000         320,262      320,262        336,275
 23   78   78       4,690        65,388        65,388         250,000         359,971      359,971        377,970
 24   79   79       4,690        67,678        67,678         250,000         403,971      403,971        424,170
 25   80   80       4,690        69,678        69,678         250,000         452,715      452,715        475,351
                  -------
                  117,245

 26   81   81       4,690        71,349        71,349         250,000         506,706      506,706        532,041
 27   82   82       4,690        72,614        72,614         250,000         566,488      566,488        594,813
 28   83   83       4,690        73,418        73,418         250,000         632,666      632,666        664,300
 29   84   84       4,690        73,689        73,689         250,000         705,900      705,900        741,195
 30   85   85       4,690        73,351        73,351         250,000         786,912      786,912        826,258
                  -------
                  140,694

 31   86   86       4,690        72,227        72,227         250,000         876,474      876,474        920,299
 32   87   87       4,690        70,165        70,165         250,000         975,432      975,432      1,024,204
 33   88   88       4,690        66,918        66,918         250,000       1,084,684    1,084,684      1,138,919
 34   89   89       4,690        62,223        62,223         250,000       1,205,204    1,205,204      1,265,465
 35   90   90       4,690        55,755        55,755         250,000       1,338,038    1,338,038      1,404,940
                  -------
                  164,143

 36   91   91       4,690        47,099        47,099         250,000       1,484,300    1,484,300      1,558,515
 37   92   92       4,690        35,715        35,715         250,000       1,646,405    1,646,405      1,712,262
 38   93   93       4,690        21,056        21,056         250,000       1,826,479    1,826,479      1,881,274
 39   94   94       4,690         2,267         2,267         250,000       2,027,017    2,027,017      2,067,558
*40   95   95       4,690             0             0               0       2,251,017    2,251,017      2,273,528
                  -------
                  187,592

 41   96   96       4,690             0             0               0       2,501,333    2,501,333      2,501,333
 42   97   97       4,690             0             0               0       2,778,939    2,778,939      2,778,939
 43   98   98       4,690             0             0               0       3,086,810    3,086,810      3,086,811
 44   99   99       4,690             0             0               0       3,428,247    3,428,247      3,428,247
 45  100  100       4,690             0             0               0       3,806,908    3,806,908      3,806,909
                  -------
                  211,041

                              ---------------------------------CURRENT POLICY COSTS--------------------------------
                                  0.00% GROSS HYPOTHETICAL RETURN             12.00% GROSS HYPOTHETICAL RETURN
                               (-1.72% NET YRS 1-10, -1.07% YRS 11+)        (10.28% NET YRS 1-10, 10.93% YRS 11+)
                              -------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
46  101  101            0              0            0               0        4,221,847      4,221,847     4,221,847
47  102  102            0              0            0               0        4,682,023      4,682,023     4,682,024
48  103  103            0              0            0               0        5,192,370      5,192,370     5,192,370
49  104  104            0              0            0               0        5,758,356      5,758,356     5,758,357
50  105  105            0              0            0               0        6,386,049      6,386,049     6,386,049
                  -------
                  211,041

51  106  106            0              0            0               0        7,082,174      7,082,174     7,082,175
52  107  107            0              0            0               0        7,854,194      7,854,194     7,854,195
53  108  108            0              0            0               0        8,710,383      8,710,383     8,710,383
54  109  109            0              0            0               0        9,659,916      9,659,916     9,659,917
55  110  110            0              0            0               0       10,712,971     10,712,971    10,712,972
                  -------
                  211,041

* Year 40, Month 3
  Based on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                               POLICY ILLUSTRATION
                                VARIABLE ACCOUNT

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING VARIABLE INVESTMENT OPTIONS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE MAXIMUM POLICY COSTS GUARANTEED IN THE POLICY WERE CHARGED. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 Standard No Tobacco

2nd Client

   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000                Death Benefit Guarantee (DBG)
Initial Death Benefit Option: A (Level)                       to end of year: 34
Annual Premium: $4,689.79                         Initial Minimum Annual Premium
                                                              for DBG: $4,689.79

                         -------------------------------MAXIMUM GUARANTEED POLICY COSTS---------------------------
                                   0.00% GROSS HYPOTHETICAL RETURN            12.00% GROSS HYPOTHETICAL RETURN
                                          (-1.72% NET RETURN)                        (10.28% NET RETURN)
                         -----------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
  1   56   56       4,690         3,691             0         250,000           4,173            0        250,000
  2   57   57       4,690         7,289            77         250,000           8,740        1,528        250,000
  3   58   58       4,690        10,792         3,580         250,000          13,737        6,524        250,000
  4   59   59       4,690        14,195         6,982         250,000          19,200       11,988        250,000
  5   60   60       4,690        17,491        10,278         250,000          25,171       17,959        250,000
                  -------
                   23,449

  6   61   61       4,690        20,673        14,182         250,000          31,695       25,204        250,000
  7   62   62       4,690        23,732        17,962         250,000          38,817       33,047        250,000
  8   63   63       4,690        26,654        21,605         250,000          46,587       41,538        250,000
  9   64   64       4,690        29,420        25,092         250,000          55,057       50,730        250,000
  10  65   65       4,690        32,010        28,404         250,000          64,287       60,681        250,000
                  -------
                   46,898

  11   66  66       4,690        34,403        31,518         250,000          74,344       71,459        250,000
  12   67  67       4,690        36,577        34,413         250,000          85,307       83,143        250,000
  13   68  68       4,690        38,508        37,065         250,000          97,269       95,827        250,000
  14   69  69       4,690        40,167        39,446         250,000         110,339      109,618        250,000
  15   70  70       4,690        41,518        41,518         250,000         124,643      124,643        250,000
                  -------
                   70,347

                         --------------------------------MAXIMUM GUARANTEED POLICY COSTS-------------------------
                                   0.00% GROSS HYPOTHETICAL RETURN             12.00% GROSS HYPOTHETICAL RETURN
                                         (-1.72% NET RETURN)                          (10.28% NET RETURN)
                         ----------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
 16   71   71       4,690        42,512        42,512         250,000         140,325      140,325        250,000
 17   72   72       4,690        43,080        43,080         250,000         157,558      157,558        250,000
 18   73   73       4,690        43,130        43,130         250,000         176,557      176,557        250,000
 19   74   74       4,690        42,553        42,553         250,000         197,594      197,594        250,000
 20   75   75       4,690        41,223        41,223         250,000         221,031      221,031        250,000
                  -------
                   93,796

 21   76   76       4,690        39,483        39,483         250,000         247,810      247,810        260,201
 22   77   77       4,690        36,711        36,711         250,000         277,339      277,339        291,206
 23   78   78       4,690        32,738        32,738         250,000         309,748      309,748        325,236
 24   79   79       4,690        27,359        27,359         250,000         345,296      345,296        362,562
 25   80   80       4,690        20,299        20,299         250,000         384,262      384,262        403,476
                  -------
                  117,245

 26   81   81       4,690        11,176        11,176         250,000         426,937      426,937        448,285
 27   82   82       4,690             0             0         250,000         473,629      473,629        497,311
 28   83   83       4,690             0             0         250,000         524,656      524,656        550,890
 29   84   84       4,690             0             0         250,000         580,352      580,352        609,370
 30   85   85       4,690             0             0         250,000         641,065      641,065        673,119
                  -------
                  140,694

 31   86   86       4,690             0             0         250,000         707,166      707,166        742,524
 32   87   87       4,690             0             0         250,000         779,041      779,041        817,994
 33   88   88       4,690             0             0         250,000         857,101      857,101        899,957
 34   89   89       4,690             0             0         250,000         941,773      941,773        988,862
*35   90   90       4,690             0             0               0       1,033,496    1,033,496      1,085,171
                  -------
                  164,143

 36   91   91       4,690             0             0               0       1,132,716    1,132,716      1,189,352
 37   92   92       4,690             0             0               0       1,242,568    1,242,568      1,292,272
 38   93   93       4,690             0             0               0       1,364,790    1,364,790      1,405,734
 39   94   94       4,690             0             0               0       1,501,507    1,501,507      1,531,538
 40   95   95       4,690             0             0               0       1,655,418    1,655,418      1,671,973
                  -------
                  187,592

 41   96   96       4,690             0             0               0       1,828,691    1,828,691      1,828,691
 42   97   97       4,690             0             0               0       2,019,608    2,019,608      2,019,608
 43   98   98       4,690             0             0               0       2,229,967    2,229,967      2,229,968
 44   99   99       4,690             0             0               0       2,461,748    2,461,748      2,461,749
 45  100  100       4,690             0             0               0       2,717,133    2,717,133      2,717,133
                  -------
                  211,041

                         --------------------------------MAXIMUM GUARANTEED POLICY COSTS--------------------------
                                   0.00% GROSS HYPOTHETICAL RETURN            12.00% GROSS HYPOTHETICAL RETURN
                                         (-1.72% NET RETURN)                         (10.28% NET RETURN)
                         -----------------------------------------------------------------------------------------

End     End                     Accum           Cash                          Accum          Cash
 of    of Yr      Premium      ulation        Surrender       Death          ulation       Surrender       Death
 Yr     Age       Outlay        Value           Value         Benefit         Value          Value        Benefit
 --     ---       ------        -----           -----         -------         -----          -----        -------
 46  101  101           0             0             0               0       2,993,680    2,993,680      2,993,681
 47  102  102           0             0             0               0       3,298,390    3,298,390      3,298,390
 48  103  103           0             0             0               0       3,634,129    3,634,129      3,634,130
 49  104  104           0             0             0               0       4,004,059    4,004,059      4,004,059
 50  105  105           0             0             0               0       4,411,660    4,411,660      4,411,661
                  -------
                  211,041

 51  106  106           0             0             0               0       4,860,770    4,860,770      4,860,770
 52  107  107           0             0             0               0       5,355,615    5,355,615      5,355,615
 53  108  108           0             0             0               0       5,900,852    5,900,852      5,900,852
 54  109  109           0             0             0               0       6,501,613    6,501,613      6,501,613
 55  110  110           0             0             0               0       7,163,553    7,163,553      7,163,553
                  -------
                  211,041

* Year 35, Month 1
  Based on the maximum guaranteed costs and a 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                  VALUABLE INFORMATION ABOUT YOUR ILLUSTRATION

This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

Premium Outlay is the total out of pocket expense. The premium outlay represents the premiums paid, less any withdrawals and loans, plus loan interest paid in cash. The premium outlay is shown on an annual basis.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical annual returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your registered representative or ReliaStar Life Insurance Company that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy will be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

VARIABLE INVESTMENT OPTIONS. The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a hypothetical gross rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus. The arithmetic average of the annual expenses of all variable investment options is 0.82%.

After deduction of the portfolio operating expenses and the mortality and expense risk charge, illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -1.50% and 10.50% respectively for amounts invested in the variable investment options. For current costs, the mortality and expense risk charge on an annual basis is equal to 0.90% of the Variable Account assets for years one through ten, and 0.25% thereafter. For maximum guaranteed costs, the variable accumulation value charge on an annual basis is equal to 0.90% in years one through ten, and 0.90% thereafter.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times invested according to the illustrated allocations. Variable investment options can be changed or transferred between the investment options of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to twelve per policy year and charge $25.00 for every transfer.

FIXED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 3% on amounts credited to the account. ReliaStar Life Insurance Company has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your registered representative.

DEATH BENEFIT GUARANTEE. A death benefit guarantee is in effect for 34 policy years provided minimum premiums (net of policy loans and withdrawals) are paid. The death benefit guarantee prevents the policy from lapsing during this period even if the cash surrender value is not sufficient to cover the monthly deduction due. The death benefit guarantee allows for financial security regardless of variable investment option performance. Please see the Prospectus for a full explanation of this provision.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $390.82 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEATH BENEFIT OPTION. Under Option A (Level), the death benefit until age 100 is equal to the face amount. Under Option B (Variable), the death benefit until age 100 of the younger joint insured is equal to the face amount plus the accumulation value. Under Option C (Face Amount plus Premium), the death benefit until age 100 of the younger joint insured is equal to the face amount plus total premiums less total withdrawals. Under all three options, a greater death benefit will apply if the minimum death benefit to qualify as life insurance based on the Death Benefit Qualification Test exceeds the amounts described above. The death benefit after age 100 of the younger joint insured is equal the accumulation value. The initial Death Benefit Option assumed in this illustration is A (Level).

DEDUCTIONS AND CHARGES. A premium expense charge is deducted from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a monthly amount charge (for 20 policy years after issue or any increase), a mortality and expense risk charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 15 years and the first 15 years following any requested increase in the face amount.

POLICY SPLIT OPTION RIDER. Allows the policyowner to split the policy into two individual cash value life insurance policies in the event of a divorce of the insureds, dissolution of a business partnership of the insureds, or if there is a change in the federal estate tax laws that would eliminate the unlimited marital deduction or reduce by at least 50% the estate taxes payable at death. Evidence of insurability on each insured may be required to exercise this option. There is no charge for this rider.

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endowment Contract (MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59-1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Variable Accumulation Design is a product of ReliaStar Life Insurance Company located at 20 Washington Avenue South, Minneapolis, MN 55401. The general distributor is Washington Square Securities, Inc., an affiliated company, member NASD/SIPC, located at 20 Washington Avenue South, Minneapolis, MN 55401 (612-372-5507). Form #85-911 (may vary by state).

INITIAL PREMIUM LIMITS SUMMARY.
        Minimum First Year Annual Premium:      $4,689.79
        Guideline Level Premium:                $5,379.78
        Guideline Single Premium:              $60,120.52
        MEC 7-Pay Premium:                     $13,137.85

                       ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account

THIS PAGE SUMMARIZES INFORMATION FROM THE PREVIOUS LEDGER PAGES AND OUTLINES SOME IMPORTANT POLICY PROVISIONS. REVIEW THE INFORMATION PRESENTED BELOW. IF ACCEPTABLE, SIGN, DATE, AND RETURN THIS ILLUSTRATION, ALONG WITH THE APPLICATION FOR INSURANCE, TO RELIASTAR LIFE INSURANCE COMPANY.

PREPARED FOR:

   Male 55 Standard No Tobacco

2nd Client

   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000
Initial Death Benefit Option: A (Level)            Death Benefit Guarantee (DBG)
Annual Premium: $4,689.79                                     to end of year: 34
                                                  Initial Minimum Annual Premium
                                                              for DBG: $4,689.79

This summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

---------------------------------------------------------------------------------------------------------------------------
                           GUARANTEED COSTS                                     CURRENT COSTS
                       0.00% GROSS ANNUAL RETURN       0.00% GROSS ANNUAL RETURN           12.00% GROSS ANNUAL RETURN
                          (-1.72% NET RETURN)     (-1.72% NET YRS 1-10, - 1.07% 11+)  (10.28% NET YRS 1-10, 10.93% YRS 11+)
---------------------------------------------------------------------------------------------------------------------------
Year 10
 Cash Surrender Value:          28,404                          29,814                               62,705
 Death Benefit:                250,000                         250,000                              250,000

Year 20
 Cash Surrender Value:          41,223                          57,105                              252,100
 Death Benefit:                250,000                         250,000                              269,748

Projected year when
 Death Benefit Ends:                34                              39                         Does Not End
---------------------------------------------------------------------------------------------------------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.


I UNDERSTAND THAT:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the policy and the underlying portfolio. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection until the younger joint insured's age 100, if the cash surrender value, as explained in the Prospectus, is sufficient to pay the monthly charges. After age 100 of the younger joint insured, the policy stays in force, but the death benefit reduces to equal the accumulation value.

VARIABLE INVESTMENT OPTIONS ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more variable investment options, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a variable investment option, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any variable investment option(s) is guaranteed. I may also allocate net premiums to the Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 3.0%.

SELECTED PORTFOLIO. The variable investment options have varying portfolio operating expenses. This illustration assumes the arithmetic average of the annual expense of all variable investment options is 0.82%.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The cash value feature is based on the value of the variable investment options underlying the policy. The cash value is not guaranteed, and because of the risk inherent in a variable policy, it may lose value. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative charges, amount charges, and mortality and expense risks assumed by the Company. If I surrender the policy or allow it to lapse during the first 15 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. Excessive policy loans and withdrawals may cause the policy to lapse. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the policy may lapse. Policy loans and partial withdrawals may cause the death benefit guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus, "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.


---------------------------------------------         -------------------
APPLICANT OR POLICY OWNER                             DATE


---------------------------------------------         -------------------
APPLICANT OR POLICY OWNER                             DATE


------------------     ----------------------
DATE OF PROSPECTUS     PROSPECTUS FORM NUMBER



---------------------------------------------         ------------------
                                                      DATE

                          VARIABLE INVESTMENT OPTIONS

The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a hypothetical gross rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested according to these allocations.

                                                                Actual Portfolio
Variable Investment Options                                    Operating Expense
---------------------------                                    -----------------

AIM V.I. Dent Demographic Trends Fund (ADT)                             1.40%
Alger American Growth Portfolio (AGR)                                   0.79%
Alger American Leveraged AllCap Portfolio (ALA)                         0.93%
Alger American MidCap Growth Portfolio (AMG)                            0.85%
Alger American Small Capitalization Portfolio (ASC)                     0.90%
Fidelity VIP Equity-Income Portfolio - Initial Class (FEI)              0.56%
Fidelity VIP Growth Portfolio - Initial Class (FGP)                     0.65%
Fidelity VIP High Income Portfolio - Initial Class (FHI)                0.69%
Fidelity VIP Money Market Portfolio - Initial Class (FMM)               0.27%
Fidelity VIP II Contrafund Portfolio - Initial Class (FCF)              0.65%
Fidelity VIP II Investment Grade Bond Portfolio - Initial Class (FIG)   0.54%
Fidelity VIP II Index 500 Portfolio - Initial Class (FIN)               0.28%
Janus Aspen Series Aggressive Growth Portfolio (JAG)                    0.67%
Janus Aspen Series Growth Portfolio (JGP)                               0.67%
Janus Aspen Series International Growth Portfolio (JIG)                 0.76%
Janus Aspen Series Worldwide Growth Portfolio (JWG)                     0.70%
Neuberger Berman AMT Limited Maturity Bond Portfolio (NLM)              0.76%
Neuberger Berman AMT Partners Portfolio (NPP)                           0.87%
Neuberger Berman AMT Socially Responsive Portfolio (NSR)                1.53%
OCC Equity Portfolio (OEP)                                              0.91%
OCC Global Equity Portfolio (OGE)                                       1.10%
OCC Managed Portfolio (OMP)                                             0.83%
OCC Small Cap Portfolio (OSC)                                           0.89%
Pilgrim VP SmallCap Opportunities Portfolio (NIG)                       0.90%
Pilgrim VP Growth Opportunities Portfolio (PGO)                         0.90%
Pilgrim VP Growth + Value Portfolio (NGF)                               0.80%
Pilgrim VP High Yield Bond Portfolio (NHY)                              0.80%
Pilgrim VP International Value Portfolio (NIV)                          1.00%
Pilgrim VP MagnaCap Portfolio (PMP)                                     0.90%
Pilgrim VP MidCap Opportunities Portfolio (PMO)                         0.90%
Pilgrim VP Research Enhanced Index Portfolio (NMS)                      0.90%
Putnam VT Growth and Income Fund - Class IA Shares (PGl)                0.50%
Putnam VT New Opportunities Fund - Class IA Shares (PNO)                0.59%
Putnam VT Voyager Fund - Class IA Shares (PVY)                          0.57%

Arithmetic average of the annual expenses of all variable
 investment options                                                     0.82%

In this illustration, investments have been allocated to each of the variable investment options in an equal proportion. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses and the mortality and expense risk charge, illustrated gross annual investment returns of -1.72% and 10.28% respectively for amounts invested in the variable investment options.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times invested according to the illustrated allocations.

These are assumed values which are not guaranteed and your actual experience may vary. See the summary pages for assumptions and guaranteed values.